Exhibit 99.1

PRESS RELEASE
Financial Contact:
Robert A. Milligan
Chief Financial Officer
480.998.3478

HEALTHCARE TRUST OF AMERICA, INC. REPORTS RECORD FIRST QUARTER 2021 EARNINGS AND TIGHTENS 2021 EARNINGS GUIDANCE
Scottsdale, Arizona (May 6, 2021) - Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced results for the three months ended March 31, 2021.

First Quarter 2021 Highlights:
•Reported net income attributable to common stockholders of $0.10 per diluted share.
•Reported Funds From Operations (“FFO”) as defined by NAREIT of $0.44 per diluted share, a record level of earnings for HTA, and an increase of 4.8% compared to Q1 2020.
•Reported Normalized FFO of $0.44 per diluted share, a record level of earnings for HTA, and an increase of 4.8% compared to Q1 2020.
•Reported Normalized FAD of $88.8 million, a record level for HTA, and an increase of 14.7% compared to Q1 2020.
•Reported Same-Property Cash Net Operating Income (“NOI”) growth of 1.6% compared to Q1 2020.

Portfolio Performance
•As of March 31, 2021, our portfolio had a leased rate of 89.2% by gross leasable area (“GLA”) and an occupancy rate of 87.9% by GLA.
•HTA executed leases of approximately 0.7 million square feet of GLA, including 209 thousand square feet of GLA in new leases and 496 thousand square feet of GLA in renewals. Re-leasing spreads increased to 3.1% and tenant retention for the Same-Property portfolio was 66% by GLA.
•Of the approximately $11.1 million in COVID-related rent deferral plans approved in 2020, approximately $9.2 million have been repaid as of March 31, 2021. The remainder is expected to be paid before the end of 2021, and so far in 2021, we have not approved any new material COVID-related deferrals.

Investment Activity
•During the quarter, HTA closed on $32.5 million of medical office investments totaling approximately 117 thousand square feet of GLA with initial yields of 5.8%. These investments were approximately 95% leased as of closing and are located within HTA's key markets of Raleigh-Durham, North Carolina and Columbus, Ohio. Subsequent to the quarter, we closed on or executed exclusive letters of intent on investments totaling approximately $154 million at initial yields between 5.5% and 6.0%. These investments are expected to close in Q2 and are subject to customary closing conditions.
•As of today, we have substantially completed both our 51,000 square feet of GLA development in Miami, Florida, adjacent to Jackson South Hospital and our 84,000 square feet of GLA development in Bakersfield, California, adjacent to CommonSpirit’s Memorial Hospital. These developments total approximately $51 million of total investment and are currently 82% leased with cash rents commencing in Q3 2021. Our 109,000 square feet of GLA development in Dallas, Texas remains on schedule for completion in Q3 2021 and is currently 74% pre-leased. We have three additional development opportunities totaling over 300,000 square feet of GLA located in our key markets that are currently in the pre-leasing phase.
•As of today, we have substantially completed the renovation of our Mission Medical Center MOB I & II located on the campus of St. Joseph’s Hospital - Mission Viejo. These properties total 105,000 square feet of GLA and are currently 30% leased.
•As of March 31, 2021, we were under contract to sell a 13 property portfolio located in Tennessee and Virginia, with an estimated gross sales price of $67.5 million, subject to customary closing conditions. The portfolio was classified as held for sale as of March 31, 2021 in accordance with applicable accounting guidance. We anticipate this transaction to close in Q2 2021.

Capital Activity and Liquidity
•HTA ended Q1 2021 with total leverage of (i) 32.8%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 5.9x net debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). Including the impact of the unsettled forward equity agreements, leverage would be 29.8% and 5.4x, respectively.
•HTA ended Q1 with total liquidity of $1.3 billion, inclusive of $1.0 billion available on our unsecured revolving credit facility, $277.5 million of unsettled equity forward transactions and $30.0 million of cash and cash equivalents.
•As of the end of the quarter, HTA had $277.5 million of equity to be settled on a forward basis with the issuance of approximately 9.4 million shares of common stock, subject to adjustment for costs to borrow under the terms of the applicable equity distribution agreements.

Dividend
On March 15, 2021, HTA’s Board of Directors announced a quarterly cash dividend of $0.320 per share of common stock, and per Healthcare Trust of America Holdings, LP Operating Partnership Unit, paid on April 12, 2021 to stockholders of record on April 2, 2021.

2021 Guidance:
HTA has tightened the lower end of its earnings range and has updated its 2021 guidance to range as follows:

	Annual Expectations
	Low	to	High
Net income attributable to common stockholders per share	$0.32		$0.40

Same-Property Cash NOI	2.0%		3.0%

FFO per share, as defined by NAREIT	$1.70		$1.77

Normalized FFO per share	$1.73		$1.79

The updated 2021 outlook guidance includes the following additional assumptions:
•$300 - $600 million of investments at an average 5.5% to 6.0% yield;
•$65 - $100 million of dispositions at a 5.0% to 7.0% yield;
•general and administrative costs of $43 - $46 million;
•average fully diluted shares of between 226 and 229 million fully diluted shares of common stock outstanding, with proceeds from equity previously raised on a forward basis being utilized to fund acquisitions as they close; and
•developments being substantially completed as planned.
•The lower end of the range assumes settlement of forward equity agreements without deployment of cash proceeds for investments.
•HTA expects leverage, measured as (i) debt less cash and cash equivalents to total capitalization, and (ii) measured as debt less cash and cash equivalents to Adjusted EBITDAre to range between 5.5x and 6.0x throughout the year.

HTA’s 2021 guidance is based on a number of various assumptions that are subject to change and many of which are outside the control of the Company. Additionally, HTA’s guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. If actual results vary from these assumptions, HTA’s expectations may change. There can be no assurance that HTA will achieve these results.

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of MOBs in the United States, with assets comprising approximately 25.6 million square feet of GLA, and with $7.5 billion invested primarily in MOBs. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which generally translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. We believe this drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level.
Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the US REIT index. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn and Twitter.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; the availability of financing; pandemics and other health concerns, and the measures intended to prevent their spread, including the currently ongoing COVID-19 pandemic; and the potential material adverse effect these matters may have on our business, results of operations, cash flows and financial condition. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our 2021 Annual Report on Form 10-K and in our filings with the SEC.
Conference Call
HTA will host a conference call and webcast on Friday, May 7, 2021 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to review its financial performance and operating results for the three months ended March 31, 2021.
Conference Call and Webcast Details:
Domestic Dial-In Number: (877) 507-6265
International Dial-In Number: (412) 902-6633
Canada Dial-In Number: (855) 669-9657
Webcast: www.htareit.com under the Investor Relations tab
Replay Conference Call Details:
Domestic Dial-In Number: (877) 344-7529
International Dial-In Number: (412) 317-0088
Canada Dial-In Number: (855) 669-9658
Conference ID: 10155449
Available May 7, 2021 (one hour after the end of the conference call) to June 7, 2021 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time)

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Real estate investments:
Land	$596,084	$596,269
Building and improvements	6,500,503	6,507,816
Lease intangibles	617,774	628,621
Construction in progress	95,341	80,178
	7,809,702	7,812,884
Accumulated depreciation and amortization	(1,738,056)	(1,702,719)
Real estate investments, net	6,071,646	6,110,165
Assets held for sale, net	36,098	—
Investment in unconsolidated joint venture	63,972	64,360
Cash and cash equivalents	29,990	115,407
Restricted cash	3,096	3,358
Receivables and other assets, net	251,558	251,728
Right-of-use assets - operating leases, net	230,708	235,223
Other intangibles, net	9,523	10,451
Total assets	$6,696,591	$6,790,692
LIABILITIES AND EQUITY
Liabilities:
Debt	$3,027,732	$3,026,999
Accounts payable and accrued liabilities	159,226	200,358
Liabilities of assets held for sale	3,375	—
Derivative financial instruments - interest rate swaps	12,222	14,957
Security deposits, prepaid rent and other liabilities	78,433	82,553
Lease liabilities - operating leases	195,338	198,367
Intangible liabilities, net	31,278	32,539
Total liabilities	3,507,604	3,555,773
Commitments and contingencies
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 218,823,963 and 218,578,012 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	2,188	2,186
Additional paid-in capital	4,917,126	4,916,784
Accumulated other comprehensive loss	(14,231)	(16,979)
Cumulative dividends in excess of earnings	(1,775,745)	(1,727,752)
Total stockholders’ equity	3,129,338	3,174,239
Noncontrolling interests	59,649	60,680
Total equity	3,188,987	3,234,919
Total liabilities and equity	$6,696,591	$6,790,692

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues:
Rental income	$191,350	$185,531
Interest and other operating income	143	245
Total revenues	191,493	185,776
Expenses:
Rental	59,579	56,862
General and administrative	10,560	11,518
Transaction	96	140
Depreciation and amortization	76,274	77,665
Interest expense	22,986	23,872
Total expenses	169,495	170,057
Gain on sale of real estate, net	—	1,991
Income from unconsolidated joint venture	392	422
Other income	3	76
Net income	$22,393	$18,208
Net income attributable to noncontrolling interests	(363)	(307)
Net income attributable to common stockholders	$22,030	$17,901
Earnings per common share - basic:
Net income attributable to common stockholders	$0.10	$0.08
Earnings per common share - diluted:
Net income attributable to common stockholders	$0.10	$0.08
Weighted average common shares outstanding:
Basic	218,753	216,692
Diluted	222,268	220,623
Dividends declared per common share	$0.320	$0.315

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$22,393	$18,208
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,671	72,949
Share-based compensation expense	3,337	3,203
Income from unconsolidated joint venture	(392)	(422)
Distributions from unconsolidated joint venture	785	885
Gain on sale of real estate, net	—	(1,991)
Changes in operating assets and liabilities:
Receivables and other assets, net	2,275	1,196
Accounts payable and accrued liabilities	(27,613)	(19,662)
Security deposits, prepaid rent and other liabilities	(7,103)	1,055
Net cash provided by operating activities	65,353	75,421
Cash flows from investing activities:
Investments in real estate	(30,472)	(41,338)
Development of real estate	(17,096)	(12,103)
Proceeds from the sale of real estate	—	6,420
Capital expenditures	(28,931)	(23,793)
Collection of real estate notes receivable	200	191
Advances on real estate notes receivable	—	(6,000)
Net cash used in investing activities	(76,299)	(76,623)
Cash flows from financing activities:
Borrowings on unsecured revolving credit facility	15,000	720,000
Payments on unsecured revolving credit facility	(15,000)	(415,000)
Payments on secured mortgage loans	—	(95,602)
Proceeds from issuance of common stock	—	50,020
Repurchase and cancellation of common stock	(3,248)	(4,624)
Dividends paid	(70,000)	(68,227)
Distributions paid to noncontrolling interest of limited partners	(1,485)	(1,509)
Net cash (used in) provided by financing activities	(74,733)	185,058
Net change in cash, cash equivalents and restricted cash	(85,679)	183,856
Cash, cash equivalents and restricted cash - beginning of period	118,765	37,616
Cash, cash equivalents and restricted cash - end of period	$33,086	$221,472

HEALTHCARE TRUST OF AMERICA, INC.
NOI, CASH NOI AND SAME-PROPERTY CASH NOI
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net income	$22,393	$18,208
General and administrative expenses	10,560	11,518
Transaction expenses	96	140
Depreciation and amortization expense	76,274	77,665
Interest expense	22,986	23,872
Gain on sale of real estate, net	—	(1,991)
Income from unconsolidated joint venture	(392)	(422)
Other income	(3)	(76)
NOI	$131,914	$128,914
NOI percentage growth	2.3%

NOI	$131,914	$128,914
Straight-line rent adjustments, net	(3,774)	(3,245)
Amortization of (below) and above market leases/leasehold interests, net and other GAAP adjustments	(475)	(1,699)
Notes receivable interest income	(6)	(138)
Cash NOI	$127,659	$123,832
Acquisitions not owned/operated for all periods presented and disposed properties Cash NOI	(3,378)	(565)
Redevelopment Cash NOI	(410)	(914)
Intended for sale Cash NOI (1)	(881)	(1,267)
Same-Property Cash NOI (2)	$122,990	$121,086
Same-Property Cash NOI percentage growth	1.6%

(1) Relates to properties currently under contract for sale that remain subject to customary due diligence and closing conditions and are not guaranteed to transact.
(2) Same-Property includes 429 buildings for three months ended March 31, 2021 and 2020, respectively.

NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of HTA’s financial performance. NOI should be reviewed in connection with other GAAP measurements.
Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests and other GAAP adjustments; (iii) notes receivable interest income; and (iv) other normalizing adjustments. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements.
To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes (i) properties which have not been owned and operated by HTA during the entire span of all periods presented and disposed properties, (ii) HTA’s share of unconsolidated joint ventures, (iii) development, redevelopment and land parcels, (iv) properties intended for disposition in the near term which have (a) been approved by the Board of Directors, (b) are actively marketed for sale, and (c) an offer has been received at prices HTA would transact and the sales process is ongoing, and (v) certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.

HEALTHCARE TRUST OF AMERICA, INC.
FFO, NORMALIZED FFO AND NORMALIZED FAD
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Net income attributable to common stockholders	$22,030	$17,901
Depreciation and amortization expense related to investments in real estate	75,331	76,737
Gain on sale of real estate, net	—	(1,991)
Proportionate share of joint venture depreciation and amortization	488	467
FFO attributable to common stockholders	$97,849	$93,114
Transaction expenses	96	140
Noncontrolling income from OP units included in diluted shares	363	307
Normalized FFO attributable to common stockholders	$98,308	$93,561
Non-cash compensation expense	3,337	3,203
Straight-line rent adjustments, net	(3,774)	(3,245)
Amortization of (below) and above market leases/leasehold interests and corporate assets, net	621	(771)
Amortization of deferred financing costs and debt discount/premium, net	1,164	981
Recurring capital expenditures, tenant improvements and leasing commissions	(10,898)	(16,340)
Normalized FAD attributable to common stockholders	$88,758	$77,389

Net income attributable to common stockholders per diluted share	$0.10	$0.08
FFO adjustments per diluted share, net	0.34	0.34
FFO attributable to common stockholders per diluted share	$0.44	$0.42
Normalized FFO adjustments per diluted share, net	0.00	0.00
Normalized FFO attributable to common stockholders per diluted share	$0.44	$0.42

Weighted average diluted common shares outstanding	222,268	220,623

HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders.
HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) noncontrolling income or loss from OP Units included in diluted shares; and (iv) other normalizing adjustments, which include items that are unusual and infrequent in nature. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs.
HTA also computes Normalized FAD, which excludes from Normalized FFO: (i) non-cash compensation expense; (ii) straight-line rent adjustments; (iii) amortization of below and above market leases/leasehold interests and corporate assets; (iv) deferred revenue - tenant improvement related and other income; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements.
HTA presents these non-GAAP financial measures because it considers them important supplemental measures of its operating performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. These non-GAAP financial measures should not be considered as alternatives to net income or loss attributable to common stockholders (computed in accordance with GAAP) as indicators of its financial performance. FFO and Normalized FFO is not indicative of cash available to fund cash needs. These non-GAAP financial measures should be reviewed in connection with other GAAP measurements.

HEALTHCARE TRUST OF AMERICA, INC.
NET DEBT TO ADJUSTED EBITDAre
(Unaudited and in thousands)

Three Months Ended
March 31, 2021
Net income	$22,393
Interest expense	22,986
Depreciation and amortization expense	76,274
Proportionate share of joint venture depreciation and amortization	488
EBITDAre	$122,141
Transaction expenses	96
Non-cash compensation expense	3,337
Pro forma impact of acquisitions	251
Pro forma impact of developments	663
Adjusted EBITDAre	$126,488

Adjusted EBITDAre, annualized	$505,952

As of March 31, 2021:
Debt	$3,027,732
Less: cash and cash equivalents	29,990
Net Debt	$2,997,742

Net Debt to Adjusted EBITDAre	5.9x

As defined by NAREIT, EBITDAre is computed as net income or loss (computed in accordance with GAAP) plus: (i) interest expense; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss on the sale of real estate; and (vi) the proportionate share of joint venture depreciation and amortization.
Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined above) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing adjustments. HTA considers Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt.